Exhibit 99.1

            HEI ANNOUNCES FOURTH QUARTER AND FULL FISCAL 2005 RESULTS

     -- Record revenues of $15.1 million in fourth quarter of fiscal 2005

     -- Fiscal 2005 revenues increase 31% over fiscal 2004

     -- Net income of $204,000 in fourth quarter

    MINNEAPOLIS, Oct. 25 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII)
( http://www.heii.com ) today announced results for its fourth quarter and full fiscal year, which ended August 31, 2005.

    HEI achieved record revenues of $15.1 million in the fourth quarter of fiscal 2005. This represents a 34% improvement over sales of $11.3 million reported in the fourth quarter of fiscal 2004. The Company reported net income of $204,000 or $0.02 per diluted share in the fourth quarter this year as compared to a loss of $1.8 million or ($0.21) per share last year. Operating income for the fourth quarter of fiscal 2005 was $386,000 as compared with an operating loss of $2.2 million in the fourth quarter of fiscal 2004.

    For the fiscal year ended August 31, 2005, net sales were $56.6 million, an increase of 31% over sales of $43.3 million in fiscal 2004. The Company reported net income for the year of $355,000 or $0.04 per diluted share as compared with a loss of $7.0 million or ($0.90) per share for fiscal 2004.

    "We are pleased to end the year on a positive note," stated Mr. Traynor, President and CEO. "This has been an important year for HEI as we have worked hard to grow our revenue base and improve many of our internal processes. Our revenue growth has continued into the fourth quarter resulting in record revenues of $15.1 million for the quarter and $56.6 million for the year. Importantly, HEI posted positive operating income and net income for the second consecutive quarter. We will continue to build on this positive momentum as we head into fiscal 2006 as we work to deliver improved results for our shareholders. I wish to thank all of our employees who have worked so hard to return the Company to profitability," concluded Mr. Traynor.

    The Company will hold a conference call to discuss the Company's operating results and business strategies on Wednesday October 26, 2005 at 4:00 p.m. Eastern Time (3:00 p.m. Central Time). This call is being web cast and is also accessible via telephone. To access the listen-only web cast, visit http://www.actioncast.acttel.com and enter Event ID 28309. The conference call can be accessed via telephone by dialing 1-800-257-7087 (outside the US, dial 303-262-2125). Specify conference reservation number 11043114.

HEI, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

                                         Three Months Ended            Year Ended
                                      -----------------------   -----------------------
                                      August 31,   August 31,   August 31,   August 31,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Net sales                             $   15,068   $   11,278   $   56,631   $   43,320
Cost of sales                             11,877        9,821       45,047       39,197
  Gross profit                             3,191        1,457       11,584        4,123
Operating expenses:
  Selling, general
   and administrative                      2,002        2,296        8,383        8,113
  Research, development
   and engineering                           803          849        3,264        3,165
  Gain on claim settlement                     -                      (300)
  Investigation and
   impairment costs                            -          508            -        1,359
  Operating income (loss)                    386       (2,196)         237       (8,514)
Other income (expenses)                     (182)         438          118        1,505
  Income (loss) before income taxes          204       (1,029)         355       (7,009)
Income taxes                                   -            -            -            -
Net income (loss)                     $      204   $   (1,758)  $      355   $   (7,009)

  Deemed dividend on
   Preferred Stock                    $        -   $        -   $    1,072   $        -

  Net income (loss) attributable
   to common stock                    $      204   $   (1,758)  $     (717)  $   (7,009)
Earnings (loss) Per
 Common Share:
  Basic and Diluted:
  Net income (loss)                   $     0.02   $    (0.21)  $     0.04   $    (0.90)
  Deemed dividend on
   Preferred Stock                                          -        (0.13)           -
Net income (loss) attributable
 to common stock                      $     0.02   $    (0.21)  $    (0.09)  $    (0.90)

Weighted Average
 Shares Used in
 EPS Calculation
   Basic:                                  8,432        8,310        8,382        7,745
   Diluted:                                9,962        8,310        8,958        7,745

HEI, Inc.
Consolidated Balance Sheets
(In thousands)
                                                    August 31,     August 31,
                                                       2005           2004
                                                    (unaudited)     (audited)
                                                   ------------   ------------
Cash and cash equivalents                          $        351   $        200
Restricted cash                                               -            481
Accounts receivable, net                                  9,278          6,770
Inventories                                               8,044          6,787
Other current assets                                      1,136          1,221
Total current assets                                     18,808         15,459
Net property and equipment                                6,889          7,391
Other assets                                              1,979          2,262
Total assets                                       $     27,677   $     25,112

Line of credit                                     $      2,563   $      1,310
Current maturities of long-term debt                        484            403
Accounts payable and accruals                             8,148         10,332
Total current liabilities                                11,195         12,045
Long-term debt, less current maturities                   1,813          1,833
Other long-term liabilities                                 873          1,277
Total shareholders' equity                               13,796          9,957
Total liabilities and shareholder's equity         $     27,677   $     25,112

    HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications, and industrial markets. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

    Headquarters & Microelectronics Division     PO Box 5000, 1495 Steiger Lake
                                                 Lane, Victoria, MN  55386
    -Advanced Medical Division                   4801 North 63rd Street,
                                                 Boulder CO  80301
    -High Density Interconnect Division          610 South Rockford Drive,
                                                 Tempe, AZ  85281
    RF Identification and Smart Card Division    1546 Lake Drive West,
                                                 Chanhassen, MN  55317

    FORWARD-LOOKING INFORMATION
    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, growth of specific markets, improved results and the estimated HEI revenue, cash flow and profits, HEI's expectations regarding continued listing of HEI's common stock on Nasdaq, are forward-looking statements. All of such forward- looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, our ability to satisfy financial or other obligations or covenants set forth in our banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Division, collection of outstanding debt, HEI's ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI's SEC filings. We undertake no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE  HEI, Inc.
    -0-                             10/25/2005
    /CONTACT: Mack V. Traynor, CEO, or Timothy Clayton, CFO, both of HEI, Inc., +1-952-443-2500/
    /Web site:  http://www.heii.com /
    (HEII)